                                                                     EXHIBIT 3.2

                       FOURTH AMENDED AND RESTATED BYLAWS

                                       OF

                              MARINER ENERGY, INC.

                             A DELAWARE CORPORATION

                       Date of Adoption: February 28, 2005

                              MARINER ENERGY, INC.

                       FOURTH AMENDED AND RESTATED BYLAWS

                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
                                    ARTICLE I
                                     OFFICES

Section 1.    Registered Office..........................................     1
Section 2.    Other Offices..............................................     1

                                   ARTICLE II
                                  STOCKHOLDERS

Section 1.    Place of Meetings..........................................     1
Section 2.    Quorum; Adjournment of Meetings............................     1
Section 3.    Annual Meetings............................................     2
Section 4.    Special Meetings...........................................     2
Section 5.    Record Date................................................     2
Section 6.    Notice of Meetings.........................................     3
Section 7.    Nomination of Directors....................................     3
Section 8.    Business to be Brought Before a Meeting of Stockholders....     4
Section 9.    Stockholder List...........................................     4
Section 10.   Proxies....................................................     5
Section 11.   Voting; Elections; Inspectors..............................     5
Section 12.   Conduct of Meetings........................................     6
Section 13.   Treasury Stock.............................................     6

                                   ARTICLE III
                               BOARD OF DIRECTORS

Section 1.    Power; Number; Term of Office..............................     6
Section 2.    Quorum: Voting.............................................     7
Section 3.    Place of Meetings; Order of Business.......................     7
Section 4.    First Meeting..............................................     7
Section 5.    Regular Meetings...........................................     7
Section 6.    Special Meetings...........................................     7
Section 7.    Compensation...............................................     8
Section 8.    Action Without a Meeting; Telephone Conference Meeting.....     8
Section 9.    Approval or Ratification of Acts or Contracts
                 by Stockholders.........................................     8

                                   ARTICLE IV
                                   COMMITTEES

Section 1.    Designation; Powers........................................     8
Section 2.    Procedure; Meetings; Quorum................................     9
Section 3.    Substitution and Removal of Members; Vacancies.............     9

                                    ARTICLE V
                                    OFFICERS
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
Section 1.    Number, Titles and Term of Office..........................     9
Section 2.    Powers and Duties of the Chief Executive Officer...........    10
Section 3.    Powers and Duties of the President.........................    10
Section 4.    Powers and Duties of Chief Operating Officer...............    10
Section 5.    Vice Presidents............................................    10
Section 6.    General Counsel............................................    10
Section 7.    Secretary..................................................    10
Section 8.    Treasurer..................................................    11
Section 9.    Action with Respect to Securities of Other Corporations....    11
Section 10.   Delegation.................................................    11

                                   ARTICLE VI
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.    Indemnification............................................    12
Section 2.    Suit.......................................................    13
Section 3.    Nonexclusivity of Rights...................................    13
Section 4.    Insurance..................................................    13
Section 5.    Savings Clause.............................................    13
Section 6.    Definitions................................................    14

                                   ARTICLE VII
                                  CAPITAL STOCK

Section 1.    Certificates of Stock......................................    14
Section 2.    Transfer of Shares.........................................    14
Section 3.    Ownership of Shares........................................    15
Section 4.    Regulations Regarding Certificates.........................    15
Section 5.    Lost or Destroyed Certificates.............................    15

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

Section 1.    Fiscal Year................................................    15
Section 2.    Corporate Seal.............................................    15
Section 3.    Notice and Waiver of Notice................................    16
Section 4.    Facsimile Signatures.......................................    16
Section 5.    Reliance upon Books, Reports and Records...................    16
Section 6.    Application of Bylaws......................................    16

                                   ARTICLE IX
                                   AMENDMENTS
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                                       ii

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                       FOURTH AMENDED AND RESTATED BYLAWS

                                       OF

                              MARINER ENERGY, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1. Registered Office

     The registered office of Mariner Energy, Inc. (the "Corporation") required by the state of incorporation of the Corporation to be maintained in the state of incorporation of the Corporation shall be the registered office named in the certificate of incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

     Section 2. Other Offices

     The Corporation may also have offices at such other places both within and without the state of incorporation of the Corporation as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     Section 1. Place of Meetings

     All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the state of incorporation of the Corporation as shall be specified or fixed in the notices or waivers of notice thereof.

     Section 2. Quorum; Adjournment of Meetings

     Unless otherwise required by law or provided in the certificate of incorporation of the Corporation or these Bylaws, (i) the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, (ii) in all matters other than the election of directors, the affirmative vote of the holders of a majority of such stock so present or represented at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders, and (iii) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, subject to the provisions of clauses (ii) and (iii) above.


                                        1

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     Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     Notwithstanding the other provisions of the certificate of incorporation of the Corporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally called.

     Section 3. Annual Meetings

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the state of incorporation of the Corporation), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

     Section 4. Special Meetings

     Unless otherwise provided in the certificate of incorporation of the Corporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors regardless of whether there exist any vacancies in such authorized directorships, and not by stockholders, at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

     Section 5. Record Date

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to any other action to which such record date relates.

     If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day immediately preceding the day on which notice is given,


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or, if in accordance with Article VIII, Section 3 of these Bylaws notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Notice of Meetings

     Written notice of the place, date and hour of all meetings, and, in the case of a special meeting, the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

     Section 7. Nomination of Directors

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as otherwise provided in Article Eight of the Certificate of Incorporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election of directors to be held at the annual meeting of the stockholders of the Corporation, not later than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders of the Corporation, and (ii) with respect to an election of directors to be held at a special meeting of stockholders of the Corporation, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was first mailed to the Corporation's stockholders or public disclosure of the date of the special meeting was first made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice
(i) the name and address, as they appear on the Corporation's books, of such stockholder, and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the stockholder. At the request of any officer of the Corporation, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a stockholder's notice of nomination that pertains to the nominee.


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     In the event that a person is validly designated as nominee to the Board and shall thereafter become unable or unwilling to stand for election to the
Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     Except as otherwise provided in Article Eight of the Certificate of Incorporation, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 7.

     Section 8. Business to be Brought Before a Meeting of Stockholders

     To be properly brought before a meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section. In addition to any other applicable requirements, for business to be brought before an annual meeting by a stockholder of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Corporation which are owned beneficially by the stockholder, (iv) any material interest of the stockholder in such business, and
(v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting.

     Section 9. Stockholder List

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the


                                        4

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meeting, or, if not so specified, at the place where the meeting is to be held.
The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 10. Proxies

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

     No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

     Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

     Section 11. Voting; Elections; Inspectors

     Unless otherwise required by law or provided in the certificate of incorporation of the Corporation, each stockholder shall on each matter submitted to a vote at a meeting of stockholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the organizational documents of such entity may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person's estate, either in person or by proxy.

     All voting, except as required by the certificate of incorporation of the Corporation or where otherwise required by law, may be by a voice vote;
provided, however, upon request of the chairman of the meeting or upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the certificate of incorporation of the Corporation.


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     At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

     Unless otherwise provided in the certificate of incorporation of the Corporation, cumulative voting for the election of directors shall be prohibited.

     Section 12. Conduct of Meetings

     The meetings of the stockholders shall be presided over by the Chairman of the Board or such other officer of the Corporation as designated by the Chairman of the Board or the Board of Directors. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, such other officer of the Corporation as designated by the Board of Directors or the chairman of the meeting shall so act.

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

     Section 13. Treasury Stock

     The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.
Nothing in this Section 13 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                                  ARTICLE III
                               BOARD OF DIRECTORS

     Section 1. Power; Number; Term of Office

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the certificate of incorporation of the Corporation, the Board of Directors may exercise all the powers of the Corporation.

     Unless otherwise provided in the certificate of incorporation of the Corporation, the number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors
(provided that no decrease in the number of directors which would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be three. Each director shall hold office for the term for which such director is elected, and until such director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.


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     The Board of Directors may elect one of its members to serve as the
Chairman of the Board. If elected, the Chairman of the Board shall have such powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

     Unless otherwise provided in the certificate of incorporation of the Corporation, directors need not be stockholders nor residents of the state of incorporation of the Corporation.

     Section 2. Quorum: Voting

     Unless otherwise provided in the certificate of incorporation of the Corporation, a quorum of the Board of Directors shall be deemed to be present at any meeting if a majority of the total number of directors are present at the meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3. Place of Meetings; Order of Business

     The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the state of incorporation of the Corporation, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in the Chairman of the Board's absence by the Chief Executive Officer (should the Chief Executive
Officer be a director), or in the Chief Executive Officer's absence by the President (should the President be a director), or in the President's absence by such officer of the Corporation as designated by the Board of Directors, or by a majority of the Board of Directors.

     Section 4. First Meeting

     Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation.

     Section 5. Regular Meetings

     Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the Chairman of the Board or, in the absence of the Chairman of the Board, by the Chief Executive Officer
(should the Chief Executive Officer be a director), or in the Chief Executive
Officer's absence, by the President (should the President be a director), or in the President's absence, by such officer of the Corporation as designated by the Board of Directors, or by a majority of the Board of Directors. Notice of such regular meetings shall not be required.

     Section 6. Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer (should the Chief Executive Officer be a director), the President (should the President be a director) or such other officer of the Corporation as designated by the Board of Directors, or, on the written request of any two directors, by the Secretary, in each case


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

on at least twenty-four (24) hours' personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to
Article VIII, Section 3 of these Bylaws, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the certificate of incorporation of the Corporation or these Bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

     Section 7. Compensation

     Unless otherwise restricted by the certificate of incorporation of the Corporation, the Board of Directors shall have the authority to fix the compensation of directors.

     Section 8. Action Without a Meeting; Telephone Conference Meeting

     Unless otherwise restricted by the certificate of incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.
Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the state of incorporation of the Corporation.

     Unless otherwise restricted by the certificate of incorporation of the Corporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 9. Approval or Ratification of Acts or Contracts by Stockholders

     The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. Designation; Powers


                                        8


     The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, with each such committee to consist of one or more of the directors of the Corporation. Except as otherwise provided by the certificate of incorporation of the Corporation or applicable law, any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

     Section 2. Procedure; Meetings; Quorum

     Any committee designated pursuant to this Article IV shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, a quorum shall be present if a majority of all the members of the committee are present. The affirmative vote of a majority of the members present at a meeting at which there is a quorum shall be necessary for the adoption by it of any resolution.

     Section 3. Substitution and Removal of Members; Vacancies

     The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

                                    ARTICLE V
                                    OFFICERS

     Section 1. Number, Titles and Term of Office

     The officers of the Corporation shall be a Chief Executive Officer, President, Chief Operating Officer, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a General Counsel, a Treasurer, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint. If the Board of Directors so elects, it may designate the Chairman of the Board, if any, as an officer. Each officer shall hold office until such officer's successor shall be duly elected and shall qualify or until such officer's death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the certificate of incorporation of the


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

Corporation provide otherwise. Except for the Chairman of the Board in the case where the Chairman of the Board is designated an officer, no officer need be a director.

     Section 2. Powers and Duties of the Chief Executive Officer

     Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Executive Officer by the Board of Directors or the Chairman of the Board.

     Section 3. Powers and Duties of the President

     Unless the Board of Directors otherwise determines and subject to the authority of the Chief Executive Officer, the President shall have general responsibility for the management and control of the operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     Section 4. Powers and Duties of Chief Operating Officer

     Unless the Board of Directors otherwise determines and subject to the authority of the Chief Executive Officer and the President, the Chief Operating Officer shall have general responsibility for the management and control of the operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the Chief Operating Officer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     Section 5. Vice Presidents

     Each Vice President shall have such powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

     Section 6. General Counsel

     The General Counsel shall act as legal advisor to the Corporation. The General Counsel may have one or more staff attorneys and assistants, and may retain other attorneys to conduct the legal affairs and litigation of the Corporation under the General Counsel's supervision.

     Section 7. Secretary


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

     The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors and shall in general perform all acts incident to the office of Secretary, subject to the direction and control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

     Section 8. Treasurer

     The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the direction and control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President and such other officer as designated by the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer's duties in such form as the Board of Directors may require.

     Section 9. Action with Respect to Securities of Other Corporations

     Unless otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors, together with the Secretary or any assistant Secretary appointed by the Board of Directors shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 10. Delegation

     For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.


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

                                   ARTICLE VI
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     Section 1. Indemnification

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in
Article VI, Section 2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph of Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

     The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Corporation) by reason of the fact that the person is or was an employee (other than an officer) or agent of the Corporation, or, while serving as an employee (other than an officer) or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent (i) permitted by the laws of the State of Delaware as from time to time in effect, and (ii) authorized in the sole discretion of the Chief Executive Officer and a Vice President of the Corporation (the Chief Executive Officer and the Vice President so authorizing such indemnification, the "Authorizing Officers"). The Corporation may, to the extent permitted by

Delaware law and authorized in the sole discretion of the Authorizing Officers, pay expenses (including attorneys' fees) reasonably incurred by any such employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, upon such terms and conditions as the Authorizing Officers authorizing such expense advancement determine in their sole discretion. The provisions of this paragraph of Article VI shall not constitute a contract right for any such employee or agent.

     Section 2. Suit

     If a claim under Article VI, Section 1 of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Nonexclusivity of Rights

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation of the Corporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. Insurance

     The Corporation may maintain insurance, at its expense, to protect itself and any director, employee, agent or consultant of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     Section 5. Savings Clause

     If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

     Section 6. Definitions

     For purposes of this Article VI, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE VII
                                  CAPITAL STOCK

     Section 1. Certificates of Stock

     The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the certificate of incorporation of the Corporation, as shall be approved by the Board of Directors. Every holder of capital stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, a Vice President or such other officer as designated by the Board of Directors and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer of the Corporation representing the number of shares (and, if the capital stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

     Section 2. Transfer of Shares


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

     In respect of certificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In respect of uncertificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon the compliance with such rules and procedures as may be proscribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

     Section 3. Ownership of Shares

     The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation of the Corporation.

     Section 4. Regulations Regarding Certificates

     The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

     Section 5. Lost or Destroyed Certificates

     The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate for shares of capital stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     Section 1. Fiscal Year

     The fiscal year of the Corporation shall begin on the first day of January of each year.

     Section 2. Corporate Seal

     The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents.

     Section 3. Notice and Waiver of Notice

     Whenever any notice is required to be given by law, the certificate of incorporation of the Corporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

     Whenever notice is required to be given by law, the certificate of incorporation of the Corporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation of the Corporation or these Bylaws.

     Section 4. Facsimile Signatures

     In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

     Section 5. Reliance upon Books, Reports and Records

     A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation.

     Section 6. Application of Bylaws

     In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the Corporation or of any other governmental body or power having jurisdiction over the Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or provision, and shall in all other respects be in full force and effect.

                                   ARTICLE IX
                                   AMENDMENTS

     The Board of Directors shall have the power to adopt, amend and repeal from time to time these Bylaws, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.